EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 30, 2024 relating to the consolidated financial statements of Aehr Test Systems, which appears in the Annual Report on Form 10-K of Aehr Test Systems for the year ended May 31, 2024. We also consent to the reference of our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ BPM LLP

San Jose, California

October 15, 2024